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Simpson Manufacturing Co., Inc. and Subsidiaries
Consent of Independent Accountants

Exhibit 23

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 33-85662 and File No. 33-90964) of Simpson Manufacturing Co., Inc. of our report dated February 4, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 29, 2002

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Simpson Manufacturing Co., Inc. and Subsidiaries Consent of Independent Accountants
  Exhibit 23